UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2021

PASSAGE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39231	82-2729751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

th Floor
One Commerce Square 2005 Market Street, 39th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(267) 866-0311

(Registrant’s telephone number, including area code)

Two Commerce Square

2001 Market Street, 28th Floor

Philadelphia, PA 19103

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	PASG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Material Amendment to Employment Agreement

On March 19, 2021, Passage Bio, Inc. (the “Company”) entered into an amendment to the Company’s employment agreement with Dr. Gary Romano, the Company’s Chief Medical Officer. Pursuant to the amendment, if Dr. Romano does not resign and remains an employee of the Company until August 15, 2021: (a) Dr. Romano will receive accelerated vesting of stock options that are scheduled to vest in the twelve month period after his termination date; (b) Dr. Romano’s post-termination exercise period for vested stock options as of August 15, 2021 will be extended to twelve months after termination of employment; (c) upon termination of employment, Dr. Romano will receive a lump sum payment equal to twelve months of his annual salary, plus a lump sum equal to twelve months of the monthly COBRA premium he would be required to pay to continue in the group health plan, payable within thirty days after the termination date; (d) the terms of Dr. Romano’s non-competition agreement will be revised; and (e), Dr. Romano will be eligible to receive all benefits set forth in Section 5.5 of his employment agreement in addition to the benefits described above.

Additionally, pursuant to the amendment, the Company may terminate Dr. Romano’s employment without cause, or Dr. Romano may resign for certain limited reasons, prior to August 15, 2021, in which case he will receive the benefits described above. If the Company terminates Dr. Romano’s employment for cause at any time per the terms of his employment agreement, he will not receive the benefits described above. If Dr. Romano resigns for any other reason prior to August 15, 2021, he will not be entitled to the benefits described above.

The foregoing description of the amendment to Dr. Romano’s employment agreement is not complete and is qualified in its entirety by reference to the full text of such amendment, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the three months ended March 31, 2021.

Item 8.01 Other Events.

The board of directors of the Company has appointed Dr. Eliseo Oreste Salinas as Chief Research and Development Officer, effective March 22, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSAGE BIO, INC.

Date: March 22, 2021	By:	/s/ Richard Morris
Richard Morris
Chief Financial Officer